Exhibit 99.1

VIASPACE SUBSIDIARY RECEIVES CONTRACT TO PROVIDE SENSOR DATA FUSION SOFTWARE TO L-3
COMMUNICATIONS FOR US DEPARTMENT OF HOMELAND SECURITY PROGRAM TO ENHANCE PORT SECURITY

Pasadena, CA—June 27, 2006—VIASPACE Inc. (OTCBB: VSPC), a company that transforms proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions, announced today that its wholly-owned subsidiary, Arroyo Sciences, has entered into a contract with L-3 Communications, Security and Detection Systems, to provide sensor data fusion software and its SHINE inference engine technology for the Advanced Container Security Device project, under a contract award to L-3 by the US Department of Homeland Security.

The Advanced Container Security Device (ACSD) project aims to develop the next generation of maritime cargo container security. With today’s capabilities, only 2% of containers entering US ports can be inspected. One objective of the ACSD project is to intelligently determine whether a container should be inspected, thus enhancing the security of US ports. L-3’s novel Advanced Container Security Device will continually track the sequence of a sealed cargo container’s journey from the moment it arrives at the point of departure to release at its final destination. Designed to automatically identify tampering at any point in the container’s passage, ACSD will detect breaches and unauthorized access, alerting authorities to potential threats of national security, contraband smuggling, theft, human trafficking, and stowaways.

“Under the Advanced Container Security Device project, L-3 is looking ahead to the next generation of “smart” containers, and Arroyo Sciences’ contribution of intelligent analysis of multiple sensor inputs is important to our effort”, reports Dr. Michael Snell, PhD, Senior Consultant and Business Development Manager for L-3 Communications. “We selected Arroyo Sciences because of their unique understanding of the entire range of Sensor Data Fusion issues”.

As part of the L-3 engineering team on ACSD, Arroyo Sciences will provide software using advanced algorithms and methods for detecting container breaches. The Arroyo Sciences software incorporates its Active State Model, and sensor data fusion technology based on the SHINE inference engine, which was originally developed by NASA at the Jet Propulsion Laboratory for space missions. Arroyo Sciences has an exclusive license to SHINE for the container security and other applications.

About VIASPACE: VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security and public safety, and information and computational technology. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

About L-3 Communications: Headquartered in New York City, L-3 Communications is a leading provider of Intelligence, Surveillance and Reconnaissance systems, secure communications systems, aircraft modernization, training and government services. The company is a leading merchant supplier of a broad array of high technology products, including guidance and navigation, sensors, scanners, fuzes, data links, propulsion systems, simulators, avionics, electro optics, satellite communications, electrical power equipment, encryption, signal intelligence, antennas and microwave components. L-3’s customers include the Department of Defense, Department of Homeland Security, selected U.S. Government intelligence agencies and aerospace prime contractors. To learn more about L-3 Communications, please visit the company’s web site at www.L-3com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995—Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. Statements that are predictive in nature, that depend upon or refer to events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s Safe Harbor Compliance Statement for Forward-looking Statements included in the company’s recent filings, including Forms 10-KSB and 10-QSB, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

Press contact: Carl Kukkonen 626-768-3360